Exhibit No. 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-148309) of Visual Management Systems, Inc. of our report, dated January 28, 2008, relating to the financial statements of Intelligent Data Systems, LLC as of and for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

/s/Perlson, Touhy & Company, LLP

PERLSON, TOUHY & COMPANY, LLP

Livingston, New Jersey
October 23, 2008